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                                   EXHIBIT 32

                               CCFNB BANCORP, INC.

                          CEO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-Q for the quarter-ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lance
O. Diehl, Chief Executive Officer of the Company, and

      I ,Virginia D. Kocher, the Principal Financial Officer of the company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2005


                                     /s/ Lance O. Diehl
                                     -------------------------------
                                         Lance O. Diehl
                                         Chief Executive Officer

Date: May 10, 2005


                                     /s/ Virginia D. Kocher
                                     -------------------------------
                                         Virginia D. Kocher
                                         Principal Financial Officer

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